CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Excaliber Enterprises, Ltd. (the "Company") on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephanie Y. Jones, acting in the capacity as the Chief Executive Officer of the Company, and I, Matthew L. Jones, acting in the capacity as the Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stephanie Y. Jones
     Stephanie Y. Jones
     Chief Executive Officer
     March 31, 2011

/s/ Matthew L. Jones
     Matthew L. Jones
     Chief Financial Officer
     Chief Accounting Officer
     March 31, 2011